Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (June 4, 2018)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

Baird’s 2018 Global Consumer, Technology & Services Conference	June 6, 2018
InterContinental New York Barclay, New York

Stifel 2018 Cross Sector Insight Conference	June 11, 2018
InterContinental Hotel, Boston, Massachusetts

William Blair's 38th Annual Growth Stock Conference	June 13, 2018
Four Seasons Hotel, Chicago, Illinois

Materials relating to the presentations will be available on the Company's website at www.lkqcorp.com in the Investor Relations section.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles. LKQ has operations in North America, Europe and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Vice President, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com